Exhibit T3F

CROSS-REFERENCE TABLE

TIA Section	Indenture
310
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10; 13.02
311
(a)	7.11
(b)	7.11
312
(a)	2.05
(b)	13.03
(c)	13.03
313
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
314
(a)	4.03; 4.04; 13.02
(b)	11.06
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.01; 11.07; 11.08
(e)	13.05
(f)	N.A.
315
(a)	7.01(b)
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316
(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317
(a)(1)	6.08
(a)(2)	6.09

TIA Section	Indenture
(b)	2.04
318
(a)	13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.